Exhibit 99.1

For Immediate Release

LightPath Technologies Announces Chairman’s Retirement

ORLANDO, FL – May 4, 2021 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading vertically integrated global manufacturer and integrator of proprietary optical and infrared components and high-level assemblies, today announced that Mr. Robert Ripp will retire as Chairman of the Board of Directors of LightPath, effective May 11, 2021. The Board has begun the process of electing his successor.

Mr. Ripp has served on the LightPath Board for 22 years. He was key in recruiting LightPath’s current Chief Executive Officer, Sam Rubin, to lead the Company in a new direction. During his time on the Board, LightPath has expanded its operations globally, completed the transformative acquisition of ISP Optics Corporation, and adapted to the changing photonics market dynamics and has positioned the Company for its new strategic direction.

Mr. Ripp said, “Upon LightPath’s former CEO’s announcement in June 2019 of his plans to retire in June 2020, I committed myself to lead the search committee to hire a new CEO and work with that new leader through a transition period. The new leadership would be provided with a mandate from the Board to change the Company’s strategic direction and to improve execution to enhance shareholder value. In February 2020, the Board appointed Sam Rubin as CEO. As part of that transition effort, the Board has been working on developing new governance guidelines to assist Sam in managing the expected strategic and operational changes. One of the first governance changes approved by the Board in November 2020 was a formal retirement age for all directors. Since I have fulfilled my original transition commitments, and in support of the new retirement policies, I am retiring from the LightPath Board. LightPath’s strengths are its innovative capabilities to push technology limits, its passionate and dedicated employees, and its access to world class customers. The Company is on a path of a new direction and I wish our expanding global team success in fulfilling the mandate for change and the continued creation of shareholder value.”

Louis Leeburg, a long standing independent member of the LightPath Board, commented on behalf of the Board, “Bob has been a strong leader since joining our Board in 1999. As Chairman, he consistently demonstrated an unwavering commitment to shareholders and guided the Company through many crucial transitions. This fall as we discussed more formal governance regarding age limits for directors, Bob recognized the Company's need for succession. On behalf of the entire Board, we wish Bob well in his retirement. We will always value his leadership and the wisdom he brought to LightPath.”

Sam Rubin, CEO of LightPath, said, “Bob’s guidance has been invaluable to LightPath, and I want to thank him for his dedication and commitment to the Company over the last two decades. During that time, the market has changed around us and we have benefitted from Bob’s leadership, his extensive financial and executive experience and his tireless efforts on behalf of the Company. On a personal note, I would like to thank Bob both for the trust he placed in me, appointing me to this position, and for his significant assistance, guidance and coaching during my transition into the CEO role. And on behalf of LightPath’s shareholders, employees, and customers, I would like to thank Bob for his service to LightPath, and wish him the very best in his retirement.”

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading global, vertically integrated provider of optics, photonics and infrared solutions for the industrial, commercial, defense, telecommunications, and medical industries. LightPath designs and manufactures proprietary optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and proprietary Black DiamondTM (“BD6”) chalcogenide-based glass lenses. LightPath also offers custom optical assemblies, including full engineering design support. The Company is headquartered in Orlando, Florida, with manufacturing and sales offices in Latvia and China.

LightPath’s wholly-owned subsidiary, ISP Optics Corporation, manufactures a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies. ISP’s infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras. Manufacturing is performed in-house to provide precision optical components including spherical, aspherical and diffractive coated infrared lenses. ISP’s optics processes allow it to manufacture its products from all important types of infrared materials and crystals. Manufacturing processes include CNC grinding and CNC polishing, diamond turning, continuous and conventional polishing, optical contacting and advanced coating technologies.

For more information on LightPath and its businesses, please visit www.lightpath.com.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, and include, for example, statements related to the expected effects on the Company’s business from the COVID-19 pandemic. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the COVID-19 pandemic and impact on the demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2020. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact for LightPath:
Jordan Darrow
Darrow Associates, Inc.
Tel: 512-551-9296
jdarrow@darrowir.com